AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

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      This AGREEMENT is effective as of the 25th day of April, 2001, and Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan Limited Liability Company and
registered  investment  adviser  ("Adviser"),  and  OPPENHEIMERFUNDS,   INC.,  a
Colorado Corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Trust is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations; and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the series of the Trust listed on Schedule A hereto (each referred to herein as a "Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Adviser designates one or more series other than the Fund with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

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      d)    the Trust's Notification of Registration on Form N-8A under the 1940
            Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund;

      f) the Trust's most recent prospectus and Statement of Additional Information (collectively called the "Prospectus");

      g) the policies, procedures and guidelines adopted by the Fund's Board of Trustees with respect to management of the Fund; and

      h) a list of companies the securities of which are not to be bought or sold on behalf of the Fund and a list of countries the issuers of which the Fund cannot invest in.

            Adviser will furnish Sub-Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements to items (a) through (g) will be provided promptly after such materials become available to Adviser. Such amendments or supplements to item (h) above will be provided no later than the end of the business day following the date such amendments or supplements become known to Adviser. Any amendments or supplements to the foregoing will not be deemed effective with respect to Sub-Adviser until Sub-Adviser's receipt thereof.

3. MANAGEMENT. Subject always to the supervision of Trust's Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth below), and will monitor the Fund's investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time as detailed in Section 2 above, and the stated investment objectives, policies and restrictions of the Fund. Notwithstanding the foregoing, Sub-Adviser shall have no responsibility to monitor compliance with limitations or restrictions for which information from Adviser or its authorized agent is necessary to enable Sub-Adviser to monitor compliance with such limitations or restrictions, unless such information is provided to Sub-Adviser in writing and as otherwise agreed upon. Sub-Adviser and Adviser will each make its employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser shall not be responsible for any services to the Fund, or bear any expenses, other than those expressly delineated herein.

      Adviser and Sub-Adviser further agrees that Sub-Adviser:

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      a)    will use the same skill and care in  providing  such  services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

      c) will place orders pursuant to its investment determinations for the Fund consistent with Section 5 below;

      d) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons it selects available once a year for the purpose of reviewing with representatives of Adviser and the Board of Trustees the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

      e) will prepare and maintain such books and records with respect to the Fund's securities transactions and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Board or Adviser may request;

      f) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder;

      g) will treat confidentially and as proprietary information of Trust all such records and other information relative to Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust;

      h) shall not be responsible for the preparation or filing of any report required of the Fund by any governmental or regulatory agency, except that Sub-Adviser hereby undertakes to prepare and file any necessary Schedule 13G reflecting the Fund's holdings;

      i) in performing its obligations under this Agreement, may rely upon information provided to it by the Fund or on behalf of the Fund, the Adviser, the Fund's custodian or other agent and will not independently verify the accuracy or completeness of such information, and that Sub-Adviser shall not be liable for any loss, claim or damages related to such reliance; and

      j) Absent specific written instructions to the contrary provided to Sub-Adviser by Adviser, and subject to the receipt of all necessary voting materials, Sub-Adviser

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            will vote all  proxies  with  respect to the Fund's  investments  in accordance with Sub-Adviser's proxy voting procedures. In addition, absent specific written instructions to the contrary provided to Sub-Adviser by Adviser, and subject to the receipt of all necessary materials, Sub-Adviser shall respond to all corporate actions involving the Fund's investments.

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by the Adviser as a Commodity Pool Operator ("CPO") or Commodity Trading Advisor ("CTA") or registration by the Sub-Adviser as a Commodity Trading Advisor, (ii) specific disclosure, or as applicable to either party, (iii) filing of reports and other documents, each shall comply with such requirements;

      b) Adviser and Sub-Adviser shall comply with all requirements of the CEA and CFTC regulations that apply to either party with regard to the Fund;

      c) The Adviser shall be responsible for all disclosures and reporting requirements necessary to fulfill its CPO and/or CTA obligations under the CEA applicable to the Fund;

      d) The Sub-Adviser shall be responsible for all disclosures and reporting requirements necessary to fulfill its CTA obligations under the CEA; and

      e) Sub-Adviser shall cooperate by assisting the Adviser in its capacity as CPO and/or CTA of the Fund in fulfilling any of the Adviser's disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

4.    DUTIES OF ADVISER.

      a) Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee Sub-Adviser's performance of its duties under this Agreement. In this regard, Adviser shall provide Sub-Adviser, or shall cause the Fund's custodian or other agent to provide to Sub-Adviser, on each business day, as of a time of day to be mutually agreed upon, a computer download (in accordance with Sub-Adviser's specifications as to program and format) detailing, as of the close of the prior business day:

            i) The Fund's comprehensive portfolio holdings, including cash and cash-equivalents, total assets, net assets, payables, receivables;
            ii)   The  Fund's  uninvested  cash;
            iii)  Current valuations of portfolio securities;
            iv)   Cash flows;
            v) Corporate actions (e.g., the tendering of portfolio securities) affecting the Fund's investments (to the extent that the Advisor or its affiliates are aware of any corporate actions); and

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            vi)   Other information requested by the Sub-Adviser to assist it in carrying out its duties under this Agreement.

      b) The Adviser shall provide the Sub-Adviser with the portfolio information delineated under this paragraph 4 at no cost. Upon receipt of the portfolio information, the Sub-Adviser will be responsible for any costs associated with utilizing this portfolio information.

      c) Adviser shall remain responsible for, among other things, providing the following services with respect to the Fund.

            i) The composition of periodic shareholder reports with respect to the Fund's operations, proxy materials for meetings of the Fund's shareholders, and such registration statements as may be required by federal and state securities laws for the continuous public offering and sale of shares of the Fund; and
            ii) The determination of the net asset value(s) of shares of the Fund.

      d)    Adviser  shall  furnish  Sub-Adviser  with  copies of any  financial statement or report prepared for the Fund by certified or independent public accountants and with copies of any financial statements or reports made to the Fund's shareholders or to any governmental body or securities exchange.

5.    PORTFOLIO TRANSACTIONS AND BROKERAGE.

      a) Sub-Adviser is authorized, in arranging the purchase and sale of the Fund's publicly-traded portfolio securities, to employ or deal with such members of securities or commodities exchanges, brokers or dealers or futures commission merchants (hereinafter "broker-dealers"), including "affiliated" broker-dealers, as that term is defined in the Act, as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions. Consistent with the terms and conditions of this Agreement and Sub-Adviser's appointment hereunder, Sub-Adviser is hereby appointed as the Fund's agent for the limited purpose of engaging in portfolio transactions on behalf of the Fund. In accordance with this authority and as necessary, in the judgement and discretion of Sub-Adviser, to complete portfolio transactions on behalf of the Fund, Sub-Adviser may enter into trading agreements and open brokerage accounts on behalf of the Fund.

      b) Sub-Adviser may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker to effect said transactions, and may enter into a contract in which the broker acts either as principal or as agent.

      c) Sub-Adviser shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by Sub-Adviser on the

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            basis of all relevant factors and considerations including,  insofar as feasible: the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to
            facilitate  the  Fund's  portfolio   transactions  by  participating
            therein for its own account;  the  importance  to the Fund of speed,
            efficiency  or   confidentiality;   the   broker-dealer's   apparent
            familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      d) Sub-Adviser shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934, as amended) for the Fund and/or other accounts for which Sub-Adviser or its affiliates exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934, as amended) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if Sub-Adviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of Sub-Adviser or its affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, Sub-Adviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.

      e)    Sub-Adviser  shall  have  no  duty or  obligation  to  seek  advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Trustees and the provisions of this paragraph 4.

      f) Subject to the foregoing provisions of this paragraph 4, Sub-Adviser may also consider sales of shares of the Fund and other funds advised by Sub-Adviser or its affiliates as a factor in the selection of broker-dealers for the Fund's portfolio transactions.

6. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Fund.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of

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      such  records  upon the Trust's  request.  Sub-Adviser  further  agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1(b)(5), (6), (7), (9) and
      (10) under the 1940 Act.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly on the average daily net assets in the Fund or Funds in accordance with Schedule B hereto.

9. SERVICES TO OTHERS. The services of Sub-Adviser with respect to the Fund are not deemed to be exclusive. Nothing in this Agreement shall prevent Sub-Adviser or any officer, director or affiliate thereof from acting as investment adviser or sub-adviser for any other person, firm or corporation and shall not in any way limit or restrict Sub-Adviser or any of its directors, officers, stockholders, employees or affiliates from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by Sub-Adviser of its duties and obligations under this Agreement.

10. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services pursuant to this Agreement.

      Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Fund or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser's duties under this Agreement, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

11.   INDEMNIFICATION.

      a) Sub-Adviser agrees to indemnify and hold harmless Adviser, any affiliated person within the meaning of Section 2(a)(3) of the Act ("affiliated person") of the Adviser and each person, if any who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") Adviser and their respective officers, directors and employees, against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees), to which Adviser or such affiliated person or controlling person of Adviser or their respective officers, directors and employees may become subject under the Act, the 1933 Act, the Advisors Act, or any other statute, law, rule or regulation, arising directly out of Sub-Adviser's responsibilities hereunder (1) to the extent of and as result of the willful misconduct, bad faith, or gross negligence by Sub-Adviser, any of Sub-Adviser's employees or representatives or any other affiliate of or any person acting on behalf of Sub-Adviser, or (2) as a result of any untrue statement of a material fact contained in the Fund's registration statement, including any amendment thereof or any supplement thereto, or the omission of a material fact required to be stated in such registration statement necessary to make the statements therein not misleading,

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            if such a  statement  or omission  was made in reliance  upon and in conformity with written information furnished by Sub-Adviser to the Fund; provided, however, that in no case is Sub-Adviser's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Sub-Adviser shall not be liable to Adviser or the Fund or any affiliate of Adviser or Fund or any
            controlling   person  of  the  Fund,  Adviser  or  their  respective
            affiliates for any losses that may be sustained as a result of (1) instructions provided by Sub-Adviser to Adviser or the Fund's Custodian or Administrator if the recipient had reason to believe that such instruction was not genuine or authorized, or (2) delays in or the inaccuracy of information provided to Sub-Adviser pursuant to Section 4 of this Agreement.

      b) Adviser agrees to indemnify and hold harmless Sub-Adviser, any affiliated person of Sub-Adviser and each controlling person of Sub-Adviser, if any, and their respective officers, directors and employees against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees), to which Sub-Adviser or such affiliated person or controlling person of Sub-Adviser or their respective officers, directors and employees may become subject under the Act, the 1933 Act, the Advisors Act, or any other statute, law, rule or regulation, arising out of Adviser's responsibilities as investment manager of the Fund or the Adviser's obligations hereunder (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by Adviser, any of Adviser's employees or representatives or any affiliate of or any person acting on behalf of Adviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, including any amendment thereof or any supplement thereto except to the extent made in reliance upon and in conformity with written information furnished by Sub-Adviser to the Fund, or the omission of or alleged omission to state a material fact in such registration statement necessary to make the statements therein not misleading; provided, however, that in no case shall Adviser's indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. It is agreed that Adviser's indemnification obligations under this Section 11 will extend to expenses and costs (including reasonable attorneys' fees) incurred by Sub-Adviser, any controlling person of Sub-Adviser, Sub-Adviser's officers, directors, employees or affiliates as a result of any litigation brought by Adviser alleging Sub-Adviser's failure to perform its obligations and duties in the manner required under this Agreement, unless judgement is rendered for Adviser.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from such date. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved

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

      also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on ninety days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meanings of such terms in the 1940 Act.)

      Any notice required under this section shall be deemed waived by the non-terminating party in the event of a material adverse change in the financial condition or material adverse publicity (including formal administrative proceedings initiated by the NASD Regulation, Inc., the Securities and Exchange Commission or any other regulatory or self-regulatory body) experienced by the non-terminating party as determined by the terminating party in its sole discretion.

      Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Sub-Adviser may transfer or assign its rights, duties and obligations hereunder or interest herein to any entity owned, directly or indirectly, by Oppenheimer Acquisition Corp. (Sub-Adviser's ultimate parent corporation) or to a successor in interest pursuant to a merger, reorganization, stock sale, asset sale or other transaction, without the consent of Adviser.

13.   ACKNOWLEDGEMENTS OF ADVISER.

      a) If the Sub-Adviser is registered as a CTA under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      b) If the Adviser is excluded from the definition of a CPO under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

14.   AMENDMENT  OF  THIS  AGREEMENT.  No  provision  of this  Agreement  may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

15. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice. If to Sub-Advisor, such notice shall be sent to:

--------------------------------------------------------------------------------
                                  PAGE 9 OF 12

      OppenheimerFunds, Inc., 2 World Financial Center, 14th Floor, New York, New York 10281-1008, Attention: Client Service & Administration.

16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against Trust.

      Sub-Adviser hereby consents to the Fund using the name "Oppenheimer" as part of its name. Neither the Fund nor Adviser shall use the name "Oppenheimer" and any of the other names of Sub-Adviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of Sub-Adviser or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in any manner not approved prior thereto by Sub-Adviser; provided, however, that Sub-Adviser hereby approves all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. Sub-Adviser shall not use the name of the Fund, Adviser or any of their affiliates in any material relating to Sub-Adviser in any manner not approved prior thereto by Adviser; provided, however, that Adviser hereby approves all uses of its or the Fund's name which merely refer in accurate terms to the appointment of Sub-Adviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

      Adviser recognizes that from time to time directors, officers and employees of Sub-Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Oppenheimer" or any derivative or abbreviation thereof as part of their name, and that
      Sub-Adviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

      Upon termination of this Agreement for any reason, Adviser shall within 30 days cease and cause the Fund to cease all use of the name and mark "Oppenheimer."

--------------------------------------------------------------------------------
                                  PAGE 10 OF 12

17.   REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISER.

      The Sub-Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party.

      The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy of its most recent Form ADV as filed with the Securities and Exchange Commission.

      The Sub-Adviser further represents that is has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

18. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

      Any question of interpretation of any term or provision of this Agreement having a counterpart or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by the rules, regulations or orders of the Commission. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

--------------------------------------------------------------------------------
                                  PAGE 11 OF 12

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 12th day of December, 2012, effective December 1, 2012.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

                          JACKSON NATIONAL ASSET MANAGEMENT, LLC

                          By:     /s/ Mark D. Nerud
                             ---------------------------------------------------

                          Name:   Mark D. Nerud
                               -------------------------------------------------

                          Title:  President and CEO
                                ------------------------------------------------

                          OPPENHEIMERFUNDS, INC.

                          By:     /s/ Cheryl Pipia
                             ---------------------------------------------------

                          Name:   Cheryl Pipia
                               -------------------------------------------------

                          Title:  SVP, Head of Client Service & Administration
                                 -----------------------------------------------

--------------------------------------------------------------------------------
                                  PAGE 12 OF 12

                                   SCHEDULE A
                             DATED DECEMBER 1, 2012

--------------------------------------------------------------------------------
                                      FUNDS
--------------------------------------------------------------------------------
                       JNL/Oppenheimer Global Growth Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       A-1

                                   SCHEDULE B
                             DATED DECEMBER 1, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                       JNL/OPPENHEIMER GLOBAL GROWTH FUND
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $350 Million                                                    0.35%
--------------------------------------------------------------------------------
Next $450 Million                                                     0.30%
--------------------------------------------------------------------------------
Amounts over $800 Million                                             0.25%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       B-1